EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT AT
THE WILLIAM BLAIR & COMPANY CONFERENCE

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818)871-3000

          Calabasas Hills, CA  June 13, 2005  –  The Cheesecake Factory Incorporated (Nasdaq: CAKE) will be presenting at the William Blair & Company 25th Annual Growth Stock Conference in Chicago on Wednesday, June 22, 2005 at 11:10 a.m. Central Time.  Investors may listen to the presentation live through the Internet by selecting the “Audio Webcasts” option under the “Investor” section of the Company’s website located at http://www.thecheesecakefactory.com.  An archived webcast will also be available for thirty days following the presentation.

          The Cheesecake Factory Incorporated operates 93 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.